DSL MULTI-PROTOCOL DSLAM (MP-DSLAM) AGREEMENT

THIS DSL MULTI-PROTOCOL DSLAM (MP-DSLAM) AGREEMENT (this “Agreement”) is entered into this 24 day of November, 2003 (the "Effective Date") by and between Texas Instruments Incorporated ("TI"), with offices at 12500 TI Boulevard, Dallas, TX 75243, and Wintegra, Ltd. ("Wintegra"), a company incorporated under the laws of Israel with its principal place of business located at 6 Hamasger Street, P.O.B. 3048, 43653 Ra’anana, Israel. (TI and Wintegra are each individually a “Party”, and collectively the “Parties”).

RECITALS

WHEREAS, Wintegra has designed and developed certain Network Processor integrated circuit products and TI has designed and developed certain Digital Subscriber Line (DSL) integrated circuit products;

WHEREAS, the Parties desire to enter into an arrangement pursuant to which the Parties would: (a) cooperate in developing a cooperative product reference design for an Multi-protocol DSLAM system that incorporates both Wintegra’s WinPath Network Processor integrated circuit products and TI’s DSL integrated circuit products; (b) each independently market the cooperative MP DSLAM product reference design to their respective customers and supply such customers with their respective integrated circuit products for such plan; and

WHEREAS, in connection with the foregoing, the Parties desire to establish a cooperative pricing program and engage in certain additional undertakings to facilitate market adoption of the cooperative MP DSLAM product reference design, to help ensure the timely availability of the Parties’ respective integrated circuit products to customers implementing the cooperative MP DSLAM product reference design and to otherwise establish a business model for the Parties; all on the terms and conditions set forth herein.

NOW THEREFORE, based on the foregoing premises, and in consideration of the promises and covenants set forth below, and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

AGREEMENT

1.	DEFINITIONS

Capitalized terms not otherwise defined in this Agreement have the meaning set forth below:

1.1  “Component Product(s)” means Wintegra Product(s) or TI Product(s), as applicable.

1.2  “Component Price Ratio” means each applicable ratio entry in the Walk Away Pricing Table mutually agreed upon in Exhibit B.

1.3  "Confidential Information" means any information, data, or know-how (in whatever form or format) relating to the purposes of the present Agreement and a Party’s business or technology, including, but not limited to that which relates to or which embodies research, product plans, products, services, customers, markets, software, developments, inventions (whether or not patentable), processes, designs, drawings, mask works, integrated circuit topographies, engineering, hardware configuration information, marketing or finances of a Party, which is conspicuously marked as confidential or the like if disclosed in writing or, if disclosed orally or visually, is followed within thirty (30) days by a written memorandum detailing the information disclosed and confirming its confidential nature.

1.4  “Customer Forecast” means the most current rolling volume forecast for a Party’s Component Product that has been submitted by the applicable customer and accepted by such Party in accordance with such Party’s applicable General Supply Terms.

1.5  “Delivery Due Date” means the date for the delivery of a Party’s Component Product(s) that has been acknowledged and confirmed by such Party as set forth in such Party’s applicable General Supply Terms.

1.6  “Design Freeze Date” means the date on which both Parties have agreed in Exhibit A that their respective Component Product(s) are ready for volume production and for the release of wafer orders to fabrication.

1.7  “DSL Chipset” means any collection of devices which: (i) includes at least one (1) integrated circuit that contains a digital signal processor core manufactured by or for TI that incorporates TI’s proprietary CO DSL technology.

1.8  “DSL Subsystem” means a subsystem of a DSL central office technology application providing DSL functionality and consisting of the modem, TI software, embedded system, TI DSL Chipset and client/host interface components of such application.

1.9  “Design Release Date” means the date, agreed upon by the Parties in Exhibit A, on which the MP DSLAM Cooperative Reference Design is officially released for volume production to customers.

1.10  “General Supply Terms” means a Party’s then-standard terms and conditions for the sale and supply of the Party’s Component Product(s), relevant maintenance agreements and software license agreements.

1.11  “Initial Project Plan” means the plan set forth on Exhibit A.

1.12  “Intellectual Property Rights” means all patent rights, copyrights, mask work rights (and other rights in integrated circuit topographies), trade secret rights, sui generis database rights, moral rights and all other intellectual and industrial property rights of any kind, with the exception of trademarks, worldwide (whether or not registered or perfected), together with all applications for or registration of any of the foregoing and any rights to renew, extend or otherwise improve any of the foregoing.

1.13  “MP DSLAM Cooperative Reference Design” means a technical plan that is jointly agreed to in writing by the Parties in its final form and that is designed to enable a customer to implement an MP DSLAM application; which plan (a) combines the Wintegra Network Processor Subsystem and TI DSL Subsystem for such application; (b) includes, without limitation, the applicable application line protection, splitter, mechanical product related packaging, recommended schematic, Bill Of Material (BOM), printed circuit board layout and mechanical packaging details; (c) incorporates the Reference Materials provided by the Parties hereunder; and (d) specifies for the applicable DSL and Network Processor application.

1.14  “Mark” means a trade name, trade dress, trademark, service mark, logo, slogan or other indicia of source or origin of a Party that such Party has identified in writing for use hereunder; provided, however, that such Party may subsequently exclude any Mark so identified from use hereunder at any time by providing written notice thereof to the other Party.

1.15  “Production Plan” has the meaning set forth in Section 5.1(b).

1.16  “Network Processor” means a programmable CPU chip optimized for networking and communications functions, together with associated circuitry and software (in the case of Wintegra’s WinPath Processors, such software shall include data path object code and WDDI source code and object code).

1.17  “Reference Materials” means either the Wintegra Reference Materials or TI Reference Materials, as applicable.

1.18  “Wintegra Product” means one of Wintegra’s tested, assembled and packaged integrated WinPath processor devices that is listed/included in Exhibit B hereto, or derivative thereof that Wintegra has made available to its customers.

1.19  “Wintegra Reference Material” means the Bill of Materials, board level schematics, and board level layout for a Network Processor subsystem incorporating the Wintegra Product solely developed by Wintegra and applicable Hardware Development Kit (HDK) and Software Development Kit (SDK).

1.20  “Sublicensee” has the meaning set forth in Section 9.5 (Sublicense).

1.21  “Term” has the meaning set forth in Article 7 (Term and Termination).

1.22  “TI Product” means a tested, assembled and packaged TI DSL Chipset that is listed/included in Exhibit B hereto and that TI has made available to its customers.

1.23  “TI Reference Material” means the Bill of Materials, the DSL Subsystem incorporating the TI Product(s), Hardware Development Kit (HDK), Software Development Kit (SDK), board level schematics and board level layout for the DSL Subsystem.

2.	PRODUCT DESIGN

2.1  Development and Launch. Following the Effective Date, Wintegra will provide TI with the Wintegra Reference Materials and provide technical advice and consultation to support of TI’s integration of such materials into the MP DSLAM Cooperative Reference Design. Subject to the foregoing, the Parties shall cooperate together to develop the MP DSLAM Cooperative Reference Design. The final MP DSLAM Cooperative Reference Design will be available to each Party at least thirty (30) days prior to any commercial release thereof, unless otherwise agreed to by both Parties. TI may provide to Wintegra as needed the Hardware Development Kit (HDK), Software Development Kit (SDK) or any other material that TI offers to customers for a fee, as a service, or as part of supporting the production of the customer product based on the MP DSLAM Cooperative Reference Design that are otherwise part of the TI Reference Material. The Parties shall use commercially reasonable efforts to qualify their respective Component Products and the MP DSLAM Cooperative Reference Design for commercial release, and develop an initial buffer inventory of Component Products, in accordance with the Initial Project Plan.

2.2  Design Updates.

(a)  Each quarter during the Term, Wintegra and TI will discuss all subsystem improvements and modifications intended for the MP DSLAM Cooperative Reference Design and market conditions for the MP DSLAM Cooperative Reference Design, subject to the Parties’ respective confidentiality obligations to third parties.

(b)  If either Party intends to disclose to a customer details with respect to such Party’s: (i) development of a component to be added to the MP DSLAM Cooperative Reference Design, or (ii) change to any component already included in the MP DSLAM Cooperative Reference Design; such Party shall disclose such details to the other Party in writing at least as soon as disclosing such details to the customer; provided, however, that the foregoing obligations shall not apply with respect to changes that do not have a material impact on the other Party’s Component Products (as implemented in the MP DSLAM Cooperative Reference Design) or the MP DSLAM Cooperative Reference Design as a whole.

(c)  If Wintegra discovers any material discrepancy between the published specifications for its Component Product and actual performance of such Component Product in connection with the MP DSLAM Cooperative Reference Design, such that it may affect the interface between the TI Components and the Wintegra Components or the operation of the Wintegra Components, it will immediately alert TI as to the nature of this discrepancy and what steps, if any, will be taken to correct such discrepancy. If TI discovers any material discrepancy between the published specifications for its Component Product and actual performance of such Components Products such that if may affect the interface between the TI Components and the Wintegra Components or the operation of the Wintegra Components, TI will immediately alert Wintegra as to the nature of this discrepancy and what steps, if any, will be taken to correct such discrepancy.

2.3  Effect of Notice. Following issuance of any notice of termination or intent not to renew, or notice by either Party with respect to the announcement of an alternative product reference design under Section 3.3 (No Exclusivity), neither Party shall have any further obligation hereunder to engage in any further strategic information exchanges under Section 2.2 (Design Updates) or otherwise including, without limitation, discussing or making available product roadmap, pricing, customer engagements, partnerships, and technology other than as set forth in Section 4.5 (Program Verification).

3.	SALES AND SUPPORT

3.1  Business Model. Following the Design Release Date each Party may market and promote the MP DSLAM Cooperative Reference Design as well as provide their respective Component Products for use in connection with such design. [†] The Parties shall both provide input in providing the MP DSLAM Cooperative Reference Design. Exceptions to the foregoing business model, if any, will be subject to a separate written agreement between the Parties. Nothing in this Agreement shall be construed as establishing one Party as a sales agent or any other general agent for the other Party. Not withstanding the foregoing, Wintegra shall be required to obtain a written approval (which may include, without limitation, express approval by email from the Designated Contact, as defined below) from TI for marketing and promoting the MP DSLAM Cooperative Reference Design to a customer, and TI reserves the right to refuse to sell to a customer or support a customer for any reason(s) including, but not limited to, the amount of support required or the estimated purchase volume by such customer. Wintegra reserves the right to refuse to sell to a customer where it has concerns about the estimated purchase volume by such customer.

3.2  Scope of Authority. In connection with the foregoing, each Party agrees to act as an independent entity and conduct all of its business in its own name. Neither Party shall: (a) have, nor shall hold itself out as having, any right, power or authority to create any contract or obligation, either express or implied, on behalf of, in the name of, or binding upon the other Party or to pledge the other’s credit or to extend credit in the other Party’s name; (b) make any representation, guarantee or warranty of any kind, on the other Party’s behalf with respect to the other Party’s Component Products or the MP DSLAM Cooperative Reference Design; or (c) quote or otherwise indicate that the other Party’s Component Products area available on terms other than such Party’s current General Supply Terms.

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[†] Information redacted pursuant to a confidential treatment request by Wintegra, Inc. under 17 CFR §§ 200.80(b)(4) and 230.406 and submitted separately with the Securities and Exchange Commission.

3.3  No Exclusivity. The Parties acknowledge and agree that the arrangements set forth under this Agreement are non-exclusive and that, subject to Article 8 (Confidentiality) and other restrictions herein, each Party shall be free at any time during the Term and thereafter to engage and enter into similar arrangements with third parties concerning, or to develop internally Network Processor products and DSL technology.

3.4  Support Services. Each Party shall be responsible for providing customer support for their respective Component Products to MP DSLAM Cooperative Reference Design customers. In addition, each Party shall support the MP DSLAM Cooperative Reference Design and their respective Component Products for at least twelve (12) months following an end-of-life notification regarding the MP DSLAM Cooperative Reference Design or any Component Product or design thereof. Each Party shall support the other in the joint development of the MP DSLAM Cooperative Reference Design as set forth in Section 2.1 (Development and Launch).

4.	PRICING PROGRAM

4.1  Program Structure. [†]

4.2  Reductions, Schedule. The Component Product walk away prices as of the Effective Date are set forth on Exhibit B. The Parties will jointly review and negotiate in good faith on price reductions every six (6) months during the term. Both Parties will work in good faith to continue cost and price reductions consistent with market requirements.

4.3  Product Price Quotes.

(a)  [†]

(b)  [†]

(c)  Neither Party is obligated to approve any quote for such Party’s Customer Product [†]

(d)  NOTWITHSTANDING ELSE IN THIS AGREEMENT TO THE CONTRARY, NOTHING HEREIN SHALL PREVENT EITHER PARTY, AFTER A COMBINED QUOTE TO A CUSTOMER HAS BEEN MADE, FROM INDEPENDENTLY LOWERING ITS QUOTE OR PRICE TO CUSTOMER FOR THE COMPONENT PRODUCT THAT PARTY ALONE SUPPLIES, NOR PREVENT A PARTY AT ANY TIME FROM INDEPENDENTLY MARKETING TO ANY CUSTOMER THE COMPONENT PRODUCT THAT PARTY ALONE SUPPLIES.

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[†] Information redacted pursuant to a confidential treatment request by Wintegra, Inc. under 17 CFR §§ 200.80(b)(4) and 230.406 and submitted separately with the Securities and Exchange Commission.

4.4  Sales Force Coordination.

(a)  Each Party shall designate one of its personnel in writing as such Party’s primary contact for marketing and pricing issues with respect to its Component Product (the “Designated Contact”). Each Party may change its Designated Contact on written notice to the other Party. All requests for pricing approval shall be submitted to the Designated Contact who shall consider all such requests in good faith and shall endeavor to respond to such request as soon as practicable after receiving such request.

(b)  The Parties acknowledge and agree that the pricing of each Party’s Component Products and the pricing program established hereunder are highly confidential and, in addition to any other confidentiality obligations set forth herein, the Parties shall take reasonable steps to ensure that it does not disclose the [†]

(c)  Each Party will promptly provide and update each other copies and documentation of all quotes and terms provided in that Party’s role as authorized herein materially affecting the product pricing and sales incentives with respect to the promotion and sale of Component Products for the MP DSLAM Cooperative Reference Design including without limitation, the Party’s respective General Supply Terms.

4.5  Program Verification. Each Party shall keep detailed books and records with respect to its sales and promotional activity hereunder including, without limitation, documentation of the matters set forth in Section 4.4(c). Each Party (“Auditing Party”) shall have the right to hire, at its expense, an independent certified public accountant (“CPA”), reasonably acceptable to the other Party (“Audited Party”), to audit such records of the Audited Party no more than once each calendar year; provided, however that such CPA agrees and is bound in writing to keep the records confidential (and only disclose to the Auditing Party only the amount of any discovered discrepancy) and that such audit is conducted: (a) upon at least fifteen (15) business days prior written notice to the Audited Party; (b) during the Audited Party’s normal business hours; and (c) in a manner reasonably calculated not to interfere with the Audited Party’s normal business operations.

5.	SUPPLY CHAIN MANAGEMENT

General Supply Continuity. The Parties desire to ensure the availability to customers of both of their respective Component Products for use in the MP DSLAM Cooperative Reference Design without material disruptions in available price, volume and quality for such products. If either Party makes an end-of-life announcement of a Component Product, it will concurrently disclose that end-of-life to the other Party. The Parties further agree to the undertakings set forth in this Article 5 (Supply Chain Management) to ensure that both Parties maintain such supply chain continuity for a period of twelve (12) months (but not later than end of the Term) in the case of end-of-life. In the event Wintegra is acquired by a third party, Wintegra shall work with such Wintegra’s acquirer to establish terms that are mutually acceptable to all parties to ensure such supply chain continuity following such acquisition, provided that if the acquirer shall be in materially uncured breach of Wintegra’s supply obligations hereunder, the Escrow Release Condition in Section 6.2(b) shall be considered having been met.
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[†] Information redacted pursuant to a confidential treatment request by Wintegra, Inc. under 17 CFR §§ 200.80(b)(4) and 230.406 and submitted separately with the Securities and Exchange Commission.

5.1  Material Planning.

(a)  Each Party shall use commercially reasonable efforts to establish an initial buffer stock of their Component Products as set forth in Paragraph 1.4 of the Initial Project Plan of Exhibit A.

(b)  Thereafter, each Party shall use commercially reasonable efforts to maintain at least forty-five (45) days of forward-looking buffer stock for its Component Products. On the first business day of each quarter during the Term following the Design Freeze Date, the Parties shall prepare mutually agreed upon rolling one-hundred-eighty (180) day estimate of customer requirements for Component Products for the MP DSLAM Cooperative Reference Design (the “Production Plan”) which shall be based on anticipated customer demand, not a Party’s ability to supply its Component Product. The Parties shall not be held liable for the accuracy of the “Production Plan.”

5.2  Allegation of Infringement. A Party (the “Notifying Party”) shall promptly notify the other Party if at any time during the Term a third party files or gives notification of intent to file a suit against the Notifying Party alleging that any following item, but only item is actually present in the MP DSLAM Cooperative reference Design: the Wintegra Product, TI Product, Network Processor Subsystem, DSL Subsystem, Reference Materials or MP DSLAM Reference Design, infringes upon the Intellectual Property Rights of such third party.

6.	TECHNOLOGY ESCROW

6.1  Escrow Agreement. To further ensure supply chain continuity, Wintegra shall execute a technology escrow agreement (the “Escrow Agreement”) with DSI Technology Escrow Services, Inc. or other mutually agreed upon escrow agent (the “Escrow Agent”) pursuant to which Wintegra shall deposit with the Escrow Agent the materials identified on Exhibit C (the “Deposit Materials”) which shall be periodically updated as set forth in Exhibit C. In clarification, the rights and remedies set forth in this Article 6 (Technology Escrow) are in addition to, and do not in any way limit or prevent TI from also pursuing any other remedies to which TI is entitled under applicable law.

6.2  Release Conditions. The Escrow Agreement shall provide for the release of the Deposit Materials to TI if:

(a)
Wintegra, Ltd and/or its parent Wintegra, Inc. (i) makes an assignment for the benefit of creditors; (ii) commences, or has commenced against it proceedings under any bankruptcy, insolvency, or debtor’s relief law; (iii) has a receiver, trustee, or liquidator appointed; (iv) institutes any proceedings for liquidation, dissolution, or winding up; or (v) becomes unable to pay its debts as they mature, and if (i), (ii), or (iii) occur, such condition remains for sixty (60) days; or

(b)	Wintegra has been acquired by an entity and there is a material uncured breach of Wintegra’s supply obligations hereunder following such acquisition

Individually, each of (a) and (b) above shall constitute and be referred to as a “Release Condition”.

6.3  Escrow License. Effective immediately upon the release of the Deposit Materials, and without any further action needed, Wintegra hereby grants to TI a non-transferable, non-sublicensable right and license for a period commencing on the date such Deposit Materials are released and continuing for a period of twelve (12) months thereafter (the “Escrow License Period”) to: (a) make and have made all Wintegra Products supplied by Wintegra for use with the MP DSLAM Cooperative Reference Design as of the date on which the applicable Release Condition occurs; and (b) sell or otherwise distribute such Wintegra Products to TI customers solely to enable such customers to implement the MP DSLAM Cooperative Reference Design; provided, however, that for each Wintegra Product that TI distributes under this Section 6.3 (Escrow License), TI pays Wintegra a royalty agreed upon by the Parties to preserve for Wintegra the economic benefit Wintegra would otherwise have received by selling such Wintegra Products directly at the walkaway price as set forth herein.

6.4  Effect of Bankruptcy. All rights and licenses granted under Section 6.3 (Escrow License) are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code, licenses of rights to “intellectual property” as defined under Section 101 of the U.S. Bankruptcy Code and, further, that the Escrow Agreement shall constitute an agreement “supplemental to” such license. Wintegra acknowledges that if Wintegra as a debtor in possession or a trustee in bankruptcy in a case under the Bankruptcy Code rejects this Agreement, TI may elect to retain its rights under Section 6.3 (Escrow License) as provided in Section 365(n) of the Bankruptcy Code, including a right to the release of the Deposit Materials under the Escrow Agreement.

7.	TERM AND TERMINATION

7.1  Term. Unless earlier terminated as set forth herein, this Agreement shall commence on the Effective Date and continue [†] unless either Party notifies the other Party in writing of its desire not to renew this Agreement at least [†] prior to the expiration of the then current initial or renewal term. (The initial and all renewal terms, together, the “Term”.)

7.2  Termination. Either Party may terminate this Agreement upon written notice to the other Party i) for convenience by three (3) months written notice, or ii) if the other Party is in material breach of any other provision of this Agreement and: (a) such breach has not been cured within thirty (30) days after receiving written notice thereof from the terminating Party, or (b) if such breach cannot reasonably be cured within such thirty (30) day period, the breaching Party has not commenced to remedy such breach within such period and diligently endeavored to cure such breach within a reasonable time thereafter. Either Party may terminate this Agreement with thirty (30) days notice if within six (6) months of the Effective Date a viable (technically or economically) MP DSLAM Cooperative Reference Design could not reach the Design Freeze Date.

7.3  Effect of Termination. Upon termination or expiration of this Agreement for any reason, all rights and obligations hereunder shall immediately cease except that, notwithstanding the expiration or termination of this Agreement for any reason: (a) Article 1 (Definitions), Section 2.3 (Effect of Notice), this Section 7.3 (Effect of Termination), Article 8 (Confidentiality), Article 10 (Intellectual Property Ownership), Article 11 (Warranties), Article 12 (Limitation of Liability), and Article 13 (Miscellaneous) shall survive in accordance with their terms; and (b) for a period of twelve (12) months after the effective date of such expiration or termination, Article 5 (Supply Chain Management) and Article 6 (Technology Escrow) shall survive in accordance with their terms solely with respect to Wintegra customers who, as of the effective date of such expiration or termination, are purchasing Wintegra Products for the MP DSLAM Cooperative Reference Design.

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[†] Information redacted pursuant to a confidential treatment request by Wintegra, Inc. under 17 CFR §§ 200.80(b)(4) and 230.406 and submitted separately with the Securities and Exchange Commission.

8.	CONFIDENTIALITY

8.1  Duty to Hold in Confidence. Each Party (the “Receiving Party”) agrees that it will preserve in strict confidence and secure against unauthorized use or disclosure any Confidential Information obtained from or with respect to the other Party (the “Disclosing Party”). In preserving the Disclosing Party’s Confidential Information, Receiving Party will use the same standard of care it would use to secure and safeguard its own confidential information of similar importance, but in no event less than reasonable care. Any permitted reproduction of the Disclosing Party’s Confidential Information shall contain all confidential or proprietary legends that appear on the original. Receiving Party shall immediately notify the Disclosing Party in writing in the event of any loss or unauthorized disclosure or use of Confidential Information. Receiving Party shall use the Disclosing Party’s Confidential Information disclosed hereunder solely for the purpose of fulfilling such Party’s obligations and exercising such Party’s rights under this Agreement.

8.2  Exclusions. The foregoing obligations shall not apply to information which: (a) was publicly known prior to the time of disclosure to the Receiving Party by the Disclosing Party; (b) becomes publicly known after disclosure to the Receiving Party by the Disclosing Party through no action or inaction of the Receiving Party; (c) is lawfully in the possession of the Receiving Party at the time of disclosure by the Disclosing Party; (d) is independently developed by the Receiving Party without use of or reference to the Disclosing Party’s Confidential Information; (e) is received by the Receiving Party from a third party which the Receiving Party has no reason to believe has a duty of confidentiality to the Disclosing Party; or (f) has been approved for disclosure by the Disclosing Party in writing.

8.3  Permitted Disclosures. Receiving Party may permit access to the Disclosing Party’s Confidential Information solely to its employees, agents and contractors who: (a) have a need to know such information for purposes of performing the Disclosing Party’s obligations or exercising the Disclosing Party’s rights hereunder; and (b) have signed confidentiality agreements containing terms at least as restrictive as those contained herein. Except as permitted in the exercise of the licenses and rights granted under this Agreement, Receiving Party shall not disclose or transfer any Confidential Information to any other third party, without the specific prior written approval of the Disclosing Party, except to the extent required by law or governmental or court order to be disclosed by Receiving Party, provided that Receiving Party gives the Disclosing Party prompt written notice of such requirement prior to such disclosure and cooperates with the Disclosing Party in the latter’s attempt, if any, to prevent such disclosure or in obtaining a protective or similar order with respect to the Confidential Information to be disclosed.

8.4  Residuals. Notwithstanding anything herein to the contrary the Receiving Party shall have the right to use for any purpose “Residuals” resulting from access or work with Confidential Information disclosed under this Agreement and shall not be required to restrict the assignment of its personnel that have had such access. Notwithstanding the foregoing, and except as explicitly granted herein, no license of any kind is granted to either Party’s patents, copyrights or other intellectual property by implication, estoppel or otherwise. As used herein “Residuals” means Confidential Information (other than the Deposit Materials) in non-tangible form which is: (a) retained in the unaided memory of an employee of the receiving Party which employee had access to such Confidential information in accordance with this Agreement; and (b) inadvertently used or disclosed by such employee not realizing he or she was using Confidential Information of the other Party. An employee’s memory is unaided if: (i) the Confidential Information is used without reference to any material which is written, stored in magnetic, electronic or physical form, or otherwise fixed, and (ii) the employee has not intentionally memorized such Confidential Information for the purpose of retaining and subsequently using or disclosing it.

8.5  Return of Information. The Disclosing Party retains ownership of all Confidential Information disclosed or made available to Receiving Party. Upon any termination, cancellation or expiration of this Agreement, or upon the Disclosing Party’s request for any reason (other than in breach of this Agreement), Receiving Party shall return promptly to the Disclosing Party the originals and all copies (without retention of any copy) of any written documents, tools, materials or other tangible items containing or embodying Confidential Information.

9.	LICENSES AND RESTRICTIONS

9.1  Wintegra Reference License. Subject to the terms and conditions of this Agreement, Wintegra hereby grants TI a non-exclusive, non-transferable (except as in Section 13.6 No Assignment), worldwide, [†] license under Wintegra’s Intellectual Property Rights in the Wintegra Reference Materials only for the purpose to use, modify, reproduce, distribute and display the Wintegra Reference Materials provided hereunder as necessary to integrate such materials into the MP DSLAM Cooperative Reference Designs and to import, export, make, have-made, use, sell, offer for sale, lease, license, market, promote and otherwise distribute MP DSLAM Cooperative Reference Designs to its customers. TI acknowledges that, unless Wintegra otherwise agrees in writing, TI shall not: (a) distribute, sell or offer to sell or otherwise make available the Wintegra Reference Materials other than as fully incorporated into MP DSLAM Cooperative Reference Design; and (b) modify, or create any derivative work of the Wintegra Reference Materials except for the purpose of (and as necessary to) incorporate such materials into the MP DSLAM Cooperative Reference Design as contemplated above. Nothing herein in this Agreement shall be construed as granting TI any rights under any Wintegra Intellectual Property rights to make, have made, use, sell, offer for sale, or license any products other than the MP DSLAM Cooperative Reference Design using Wintegra Product purchased from Wintegra.

9.2 TI Reference License. Subject to the terms and conditions of this Agreement, TI grants Wintegra a non-exclusive, non-transferable (except as in Section 13.6 No Assignment), worldwide, [†] license under TI’s Intellectual Property Rights in the TI Reference Materials only for the purpose to use, reproduce, distribute and display the TI Reference Materials provided hereunder as necessary to integrate such materials into the MP DSLAM Cooperative Reference Designs only and use, demonstrate and promote the MP DSLAM Cooperative Reference Design to its customers. Wintegra acknowledges that, unless TI otherwise agrees in writing, Wintegra shall not: (a) distribute, sell or offer to sell or otherwise make available the TI Reference Materials; and (b) modify, or create any derivative work of the TI Reference Materials except for the purpose of (and as necessary to) incorporate such materials into the MP DSLAM Cooperative Reference Design as contemplated above.

9.3 Trademark License. Each Party (the “Licensor”) hereby grants the other Party (the “Licensee”) a non-exclusive, non-transferable, [†] license under Licensor’s Intellectual Property Rights to use Licensor’s Marks solely in connection with the marketing and promoting of the MP DSLAM Cooperative Reference Design and Licensor’s Component Products for use with respect to the MP DSLAM Cooperative Reference Design. Licensee agrees to obtain Licensor’s prior approval with respect to each new use of Licensor’s Mark and shall comply with the most current trademark usage guidelines provided by Licensor in connection with this Agreement. Licensee agrees not to use Licensor’s Mark in any manner likely to injure, devalue or demean Licensor, Licensor’s Component Products or Licensor’s Marks (including the goodwill associated therewith). All use of Licensor’s Marks hereunder, and all goodwill accrued thereby, shall inure to the benefit of Licensor. Licensee shall use Licensor’s Marks only on and in connection with units of the MP DSLAM Cooperative Reference Design having at least a quality of like goods in the industry, and Licensor shall have the right to inspect the goods to enforce this limited use.

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[†] Information redacted pursuant to a confidential treatment request by Wintegra, Inc. under 17 CFR §§ 200.80(b)(4) and 230.406 and submitted separately with the Securities and Exchange Commission.

9.4 Restrictions. In addition to and without limiting any other restrictions set forth herein neither Party may, under any circumstance directly or indirectly: (a) distribute, sell or offer to sell or otherwise make available any Component Products of the other Party (or any portion or component thereof) as a stand-alone product or in any other manner not expressly set forth herein; (b) make, have made, copy, reverse engineer, decompile, disassemble or modify any Component Products of the other Party (or any copy or derivative thereof) except where and only to the extent this clause is expressly prohibited by applicable law or refers to activity otherwise permitted herein; or (c) cause, authorize, or permit any third party (including, without limitation, any customer or Sublicensee) to do any of the foregoing except as permitted herein.

9.5 Sublicense. Each Party may only sublicense the rights granted in this Article 9 (Licenses and Restrictions) and 10.3 (Other Technology) to its sales agents and distributors solely for the purpose of exercising such rights on behalf of that Party. (Each such agent or distributor a “Sublicensee”). Each Party may only grant such rights pursuant to an agreement between the Licensee and such Sublicensee that is at least as protective as the terms and conditions set forth herein.

10.	INTELLECTUAL PROPERTY OWNERSHIP

10.1  Wintegra Technology. Subject to the licenses granted herein, Wintegra and its licensors shall retain all right, title and interest in and to: (a) all inventions, methods, processes, technology and works of authorship that they have developed, conceived, reduced to practice or have otherwise acquired prior to or independently of this Agreement including, without limitation, any and all Wintegra Products and Wintegra Reference Materials (the “Wintegra Technology”); and (b) all Intellectual Property Rights in and to any of the foregoing.

10.2  TI Technology. Subject to the licenses granted herein, TI and its licensors shall retain all right, title and interest in and to: (a) all inventions, methods, processes, technology and works of authorship that they have developed, conceived, reduced to practice or has otherwise acquired prior to or independently of this Agreement including, without limitation, any and all of TI Products and TI Reference Materials (the “TI Technology”); and (b) all Intellectual Property Rights in and to any of the foregoing.

10.3 Other Technology. All inventions, methods, processes, technology or works of authorship developed, conceived, or reduced to practice during the course of this Agreement in relation to the implementation of this Agreement (and all Intellectual Property Rights therein and thereto) that do not constitute Wintegra Technology or TI Technology (collectively, “Other Technology”) shall be owned exclusively by: (a) Wintegra if such Other Technology is primarily derived from and/or primarily relates to the Wintegra Technology or Wintegra Improvements; or (b) TI if such Other Technology is primarily derived from and/or primarily relates to the TI Technology or TI Improvements. If, however, such Other Technology is not clearly derived primarily from (and does not clearly relate primarily to) the technology or improvements of one of the Parties in particular, then such Other Technology shall be owned (i) exclusively by the Party that has developed such Other Technology if developed solely by such Party (or such Party’s agents); or (ii) jointly owned by the Parties without any right or obligation of accounting with respect thereto if such Other Technology is developed jointly by the Parties (or their respective agents). For Other Technology that is not jointly owned, the developing Party grants the other Party a world-wide, [†] license only under said Other Technology that is not jointly owned, to make, have made, use, offer for sale, sell, lease, license, import, export, market, promote and otherwise distribute the MP DSLAM Cooperative Reference Design to its customers. Such rights in Other Technology that is not jointly owned that are granted to the non-developing Party do not include the right to act as a foundry.

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[†] Information redacted pursuant to a confidential treatment request by Wintegra, Inc. under 17 CFR §§ 200.80(b)(4) and 230.406 and submitted separately with the Securities and Exchange Commission.

10.4 IP Protection. Each Party shall fully disclose to the other Party and assist the other Party, as reasonably requested by the other Party and at the other Party’s expense, in the other Party’s activities to obtain, register and enforce Intellectual Property Rights worldwide relative to all Other Technology developed by each Party under this Agreement that is owned exclusively by the other Party under Section 10.3. Both Parties will cooperate by mutually agreeable arrangements regarding activities to obtain, register and enforce Intellectual Property Rights worldwide relative to all Other Technology that is jointly owned by both Parties under Section 10.3. Notwithstanding the foregoing, each Party shall continue to have its rights under governing patent law to separately license without consent of or accounting to the other Party any patent to Other Technology that is jointly owned.

10.5 Independent Development. Wintegra understands and acknowledges that TI may be working independently to develop its own Network Processor technology which may be similar to the Wintegra Technology (such independently developed technology, the “Independent Development”).  Wintegra understand and agrees that consistent with Wintegra’s Intellectual Property Rights: (a) TI shall retain all right, title and interest in and to all inventions, methods, processes, technology and works of authorship arising from such Independent Development; and (b) neither the relationships of the Parties established hereunder, nor the exchange of Confidential Information as contemplated herein, shall prevent TI from doing anything not precluded by applicable law nor in themselves render the Independent Development to be a “modification, improvement, enhancement or derivative work” of the Wintegra Technology under Section 10.1 (Wintegra Technology). In further clarification, TI understands and agrees that all such the Independent Development must be developed in a manner consistent with TI’s confidentiality obligations under this Agreement.

11.	WARRANTIES

11.1  Mutual Warranties. Each Party represents and warrants to the other that: (a) it has the corporate power and authority and the legal right to enter into this Agreement and to perform its obligations hereunder; and (b) the execution and delivery of this Agreement and the performance of its obligations hereunder do not conflict with or constitute a default under any of its contractual obligations; and (c) with respect to its Component Products and Reference Materials, to its current knowledge it has not knowingly violated any Intellectual Property Rights of any third party.

11.2  WARRANTY DISCLAIMER. EXCEPT AS EXPRESSLY PROVIDED HEREIN, NEITHER PARTY MAKE ANY WARRANTIES WHATSOEVER WITH RESPECT TO THEIR COMPONENT PRODUCTS OR REFERENCE MATERIALS INCLUDING WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, WARRANTIES OF NON-INFRINGEMENT OF THIRD PARTY RIGHTS, WARRANTIES OVER THE ACCURACY OR RELIABILITY, AND WARRANTIES ARISING FROM A COURSE OF DEALING, USAGE, OR TRADE PRACTICE. ALL SUCH WARRANTIES ARE HEREBY EXPRESSLY DISCLAIMED.

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[†] Information redacted pursuant to a confidential treatment request by Wintegra, Inc. under 17 CFR §§ 200.80(b)(4) and 230.406 and submitted separately with the Securities and Exchange Commission.

12.	LIMITATION OF LIABILITY

IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER WITH RESPECT TO ANY MATTER ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT FOR ANY: (A) CONSEQUENTIAL, SPECIAL, INDIRECT, OR INCIDENTAL DAMAGES; OR (B) AMOUNTS WHICH IN THE AGGREGATE EXCEED [†]. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR PUNITIVE DAMAGES FOR ANY REASON. THE FOREGOING LIMITATION SHALL APPLY WHETHER THE MATTER ARISES IN TORT (INCLUDING NEGLIGENCE), CONTRACT, STRICT LIABILITY OR OTHERWISE, WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE AND NOTWITHSTANDING THE FAILURE OF ANY REMEDY OF ITS ESSENTIAL PURPOSE.

13.	MISCELLANEOUS

13.1  Governing Law and Venue. This Agreement shall be governed by and construed under, and the legal relations between the Parties shall be determined in accordance with, the laws of the State of Texas, without giving effect to such state’s conflicts of law principles. This Agreement shall not be governed by the United Nations Convention on Contracts for the International Sale of Goods, or by the Uniform Computer Information Transactions Act (UCITA). The Parties agree that non-exclusive jurisdiction for any dispute arising out of or relating to this Agreement lies within courts located in the State of Texas. Notwithstanding the foregoing, any judgment may be enforced in any United States or foreign court, and either Party may seek injunctive relief in any United States or foreign court.

13.2  Modification Waiver. No supplement, modification or amendment to this Agreement shall be binding unless evidenced by a writing signed by the Party against whom it is sought to be enforced. No waiver of any provision or consent to any action shall constitute a waiver of any other provision or consent to any other action, whether or not similar. No waiver or consent shall constitute a continuing waiver or consent or commit a Party to provide a waiver in the future except to the extent specifically set forth in writing. Any waiver given by a Party shall be null and void if the Party requesting such waiver has not provided a full and complete disclosure of all material facts relevant to the waiver requested. No waiver shall be binding unless executed in writing by the Party making the waiver.

13.3  Dispute Resolution. If any dispute, including but not limited to a breach or an alleged breach of any of the terms and conditions of this Agreement, shall arise or occur between the parties hereto, such dispute shall initially be referred to the senior management of each party who shall meet and attempt in good faith to resolve the dispute.

13.4  Force Majeure. Except as otherwise set forth in this Agreement, a Party will not be deemed to have materially breached this Agreement to the extent that performance of its obligations or attempts to cure any breach are delayed or prevented by reason of any act of God, fire, natural disaster, accident, act of government, disruption or unavailability of communication facilities, utility failure, shortage of materials or supplies beyond the reasonable control of such Party, strike, labor dispute or walkout, or any other cause beyond the reasonable control of a Party.

13.5  Severability. If any provision of this Agreement or portion thereof is determined by a court of competent jurisdiction, or declared under any law, rule or regulation of any government having jurisdiction over the Parties, to be invalid, illegal or otherwise unenforceable, then such provision will, to the extent permitted by the court or government not be voided but will instead be construed to give effect to its intent to the maximum extent permissible under applicable law and the remainder of this Agreement will remain in full force and effect according to its terms.
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[†] Information redacted pursuant to a confidential treatment request by Wintegra, Inc. under 17 CFR §§ 200.80(b)(4) and 230.406 and submitted separately with the Securities and Exchange Commission.

13.6  No Assignment. Neither Party shall assign, or transfer this Agreement (in whole or in part) without the prior written consent of the other Party except in connection with the merger, acquisition or sale of all or substantially all of the assigning Party’s assets or stock of the business associated with this Agreement. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the Parties and their successors and assigns.

13.7  Notices. Unless otherwise provided in this Agreement, all notices permitted or required under this Agreement shall be in writing and shall be delivered personally, sent by first class prepaid mail with return receipt requested, or sent by express delivery service to the other Party at the address set forth in the preamble or such other address as specified by the other Party in accordance with this section.

All notices to TI shall be sent to:	All notices to Wintegra shall be sent to:
Texas Instruments Incorporated	Wintegra, Ltd.
Attention: DSL Counsel	Attention: Uri Harari
7839 Churchill Way, MS 3999	P.O.B. 3048
Dallas, Texas 75251	6, Hamasger Street
43653, Ra’anana
(with a copy to:)	Israel

Texas Instruments Incorporated
Attention: Greg Jones	(with a copy to:)

12500 TI Boulevard, MS 8650	Wintegra, Ltd. c/o Wintegra, Inc.
Dallas, TX 75243	Attention: Robert O’Dell
7200 N. MoPac Expressway, Suite 200
Austin, TX 78731

13.8  Publicity; Press Releases. No press release, advertising, sales literature, or other publicity or statements relating to the existence of this Agreement or the relationship between the Parties created by it, shall be made by either Party without the prior written approval of the other Party (which approval shall not be unreasonably withheld or delayed), except for: (a) restatements of previously-approved statements; (b) disclosures required by applicable law or regulation; (c) disclosures to either Parties attorneys, accountants, and current or potential investors who are bound by confidentiality obligations to such Party; and (d) disclosures specifically allowed under the terms of this agreement including, but not limited to disclosures under Section 4.3 (“Product Price Quotes”).

13.9  Entire Agreement. This Agreement, and all other exhibits hereto, constitutes the entire agreement of the Parties concerning its subject matter and supersedes any and all prior or contemporaneous, written or oral negotiations, correspondence, understandings and agreements between the Parties respecting the subject matter of this Agreement.

13.10  Execution; Counterparts. This Agreement shall not be binding in whole or in part upon the Parties unless and until duly executed by or on behalf of both Parties, in which event this Agreement shall be effective as of the execution of this Agreement. This Agreement may be executed in counterparts, each of which shall be deemed to be an original instrument enforceable in accordance with its terms and all of which shall constitute but one and the same agreement of the Parties.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and effective, by their representatives thereunto duly authorized, as of the Effective Date first set forth above.

WINTEGRA, LTD.	TEXAS INSTRUMENTS INCORPORATED

By: /s/ Kobi Ven-Zvi	By: /s/ Greg Jones

Name: Kobi Ben-Zvi	Name: Greg Jones

Title: President and CEO	Title: General Manager, DSL Business Unit

DSL MP DSLAM ALLIANCE AGREEMENT

EXHIBIT A:  INITIAL PROJECT PLAN

1.	PRODUCTION RAMP TARGET DATES:

[†]

(a) Texas Instruments:	AC5 DSL Chipset: [†]
AC7 DSL Chipset: [†]

(b)  Wintegra: Product inventory to support [†] effective systems in a mix of WinPath 717D4, WinPath 737D4 or WinPath 747D4 devices based on customer demand, or silicon inventory that can be packaged into the same mix.

2.	PRODUCT QUALIFICATION AND PRODUCTION RAMP:

Manufacturable in time, with quality, and compliance with specifications, while maintaining price agreement. Plan.

[†]

3.	DESIGNATED CONTACTS

(a)  Texas Instruments: Kurt Eckles

(b)  Wintegra: Uri Harari, Wintegra Ltd.

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[†] Information redacted pursuant to a confidential treatment request by Wintegra, Inc. under 17 CFR §§ 200.80(b)(4) and 230.406 and submitted separately with the Securities and Exchange Commission.

DSL MP DSLAM ALLIANCE AGREEMENT

EXHIBIT B:  WALK AWAY PRICING TABLES

PRODUCTS INCLUDED:

AC7 DSL CHIPSET	B-1
AC5 DSL CHIPSET	B-2

WINPATH 717D4	B-2
WINPATH 737D4	B-1
WINPATH 747D4	B-1

AC7-MP DSLAM Program

	1H04				2H04

	AC7/port	WIN737D4-166Mhz			AC7/port	WIN737D4-166Mhz
			[†]	[†]			[†]	[†]
[†] Price	$ [†]	$ [†]	$ [†]	$ [†]	$ [†]	$ [†]	$ [†]	$ [†]
[†] Price	$ [†]	$ [†]	$ [†]	$ [†]	$ [†]	$ [†]	$ [†]	$ [†]

	1H04				2H04

	AC7/port	WIN747D4-166Mhz			AC7/port	WIN747D4-166Mhz
			[†]	[†]			[†]	[†]
[†] Price	$ [†]	$ [†]	$ [†]	$ [†]	$ [†]	$ [†]	$ [†]	$ [†]
[†] Price	$ [†]	$ [†]	$ [†]	$ [†]	$ [†]	$ [†]	$ [†]	$ [†]

Note: Linear interpolation used for intermediate prices.

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[†] Information redacted pursuant to a confidential treatment request by Wintegra, Inc. under 17 CFR §§ 200.80(b)(4) and 230.406 and submitted separately with the Securities and Exchange Commission.

AC5-MP DSLAM Program

	1H04				2H04

	AC5/port	WIN717D4-166Mhz			AC5/port	WIN717D4-166Mhz
		[†]	[†]	[†]		[†]	[†]	[†]
[†] Price	$ [†]	$ [†]	$ [†]	$ [†]	$ [†]	$ [†]	$ [†]	$ [†]
[†] Price	$ [†]	$ [†]	$ [†]	$ [†]	$ [†]	$ [†]	$ [†]	$ [†]

Note: Linear interpolation used for intermediate prices.
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[†] Information redacted pursuant to a confidential treatment request by Wintegra, Inc. under 17 CFR §§ 200.80(b)(4) and 230.406 and submitted separately with the Securities and Exchange Commission.

DSL MP DSLAM ALLIANCE AGREEMENT

EXHIBIT C:  DEPOSIT MATERIALS FOR THE WINTEGRA PRODUCTS

[†]

Deposit Materials covered under sections 1, 3, and 4 above shall be deposited into the Escrow Account by the Design Freeze Date, and the Deposit Materials covered under section 2 shall be deposited into the Escrow Account by the Design Freeze Date (in its current form), and shall be updated by the Design Release Date. The Deposit Materials shall be updated thereafter whenever a change to the Wintegra Components is made.

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[†] Information redacted pursuant to a confidential treatment request by Wintegra, Inc. under 17 CFR §§ 200.80(b)(4) and 230.406 and submitted separately with the Securities and Exchange Commission.